UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14C INFORMATION

CURRENT REPORT

PURSUANT TO SECTION 14 (C)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report April 7, 2009

AmeriResource Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-20033 (SEC File Number)	84-1084784 (IRS Employer Identification Number)

c/o, Delmar Janovec, President
3440 East Russell Road, Suite 217
Las Vegas, Nevada 89120
(Address of principal executive offices)

  (702) 214-4249
(Registrant's telephone number, including area code)

WE ARE NOT ASKING YOU FOR A PROXY AND
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AMERIRESOURCE TECHNOLGIES, INC.
3440 East Russell Road, Suite 217
 Las Vegas, Nevada 89120
(702) 214-4249

To Our Stockholders:

This Information Statement is furnished to the stockholders of AmeriResource Technologies, Inc., a Delaware corporation (“ARIO”), in connection with the following corporate action in connection with resolutions of the Board of Directors and the written consent of holders of in excess of 50% of the voting rights of AmeriResource  providing for shareholder authorization to the board of directors of the corporation to change the name of the corporation to “ATTO Solutions, Inc.” and to conduct a minimum holding buyback from all shareholders holding less than a total of 120 shares of the common stock of the corporation in exchange for a set payment in the amount of $1.00.

The Board has also approved and submitted to the State of Delaware a designation of preferred stock as “Series F Preferred Stock” that will apply to 2,250,000 of the authorized shares of preferred stock.  This series of preferred stock will have voting rights equal to one vote for each shares of issued stock and each share of Series F Preferred shall be convertible into that number of shares of the Company’s Common Stock, equal in Market Value to Five Dollars ($5.00).  This designation has been filed with the Secretary of State for the State of Delaware as of March 6, 2009.

AmeriResource is not asking you for a proxy and you are requested to not send a proxy.

Only stockholders of record at the close of business on February 27, 2009 shall be given a copy of the Information Statement.

By Order of the Board of Directors

/s/ Delmar Janovec
Delmar Janovec, President

This information statement is being furnished to all holders of the common stock of AmeriResource in connection with the Proposed Action by Written Consent to authorize the Board of Directors to carry out the amendment to its article of incorporation and change its name to “ATTO SOLUTIONS, INC.” to authorize the minimum holdings buyback from all shareholders holding less than a total of 120 shares of common stock in exchange for a set payment in the amount of $1.00.

ITEM 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of AmeriResource Technologies, Inc., a Delaware Company ("ARIO"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the voting rights of the shareholders of AmeriResource.  The board of directors, as approved by the written consent of the holders of in excess of 50% of the voting rights of the shareholders of AmeriResource, provides public notice of the approval and authorization for a change in the name of the corporation to “ATTO SOLUTIONS, INC.” and to authorize the minimum holdings buyback from shareholders holding a total of less than 120 shares of the common stock of the corporation in exchange for a payment in the amount of $1.00.

The Board of Directors, and persons owning a majority of the outstanding voting securities of AmeriResource, have unanimously adopted, ratified and approved the proposed actions by the ARIO Board of Directors.  No other votes are required or necessary.  See the caption "Vote Required for Approval" below.  The change in the name of the corporation would become effective upon filing of an amendment to the Articles of Incorporation of AmeriResource with the Delaware Secretary of State’s office.  The process of the minimum holdings buyback will be carried out by the management of the corporation after final approval and review by shareholders has been carried out.

The Form 10-Q for quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008 and the form 10-KSB for the year ended December 31, 2007, and any reports on Form 8-K filed by AmeriResource during the past year with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives.  AmeriResource presently current in the filing of all reports required to be filed by it.  See the caption Additional Information, below.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO “ATTO SOLUTIONS, INC.”.

The board and management of the Company have approve a change of the Company’s name to “ATTO SOLUTIONS, INC.” based upon the belief that the name change will more accurately reflect the current operations of the Company and opportunities for expansion into new areas that are being investigated at this time.  The cost and time that will be necessary to make the change in name are estimated to be minimal.

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO ACQUIRE FROM SMALL SHAREHOLDERS MINIMAL HOLDINGS OF LESS THAN 120 SHARES FOR A SET PURCHASE PRICE OF $1.00.

The Company currently has in excess of 1,200 shareholders of record who hold less than 120 shares of common stock.  The cost of providing notices to these shareholders and maintaining the shareholder records for these shareholders compared to the value of the shares is very high.  Management has proposed that each of these shareholders be provided with a one time payment in the sum of $1.00 and that all shareholders of record of less than 120 shares be removed from the shareholders list and that the shares held in such small lots be canceled and returned to the unissued treasury shares of the Company.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the proposed increase in authorized shares.  This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof.  Any of these authorities could be repealed, overruled, or modified at any time.  Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances or to shareholders who may be subject to special treatment under the federal income tax laws.  This discussion also does not address any tax consequences under state, local or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCE OF THE INCREASE IN AUTHORIZED SHARES AND RESTATEMENT OF PAR VALUE FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The payment to small shareholders of the minimal amount of $1.00 will not have any tax consequences for the shareholders of record that will receive the proposed payment.

QUESTIONS AND ANSWERS REGARDING THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES AND THE CHANGE IN THE STATED PAR VALUE OF THE COMMON STOCK

Q.     WHY HAS THE PROPOSAL BEEN MADE TO CHANGE THE NAME OF THE COMPANY?

A.  Our Board of Directors believes that it is in the best interest of the Company and its shareholders to change the name of the Company to reflect its growth into a holding company with a wide range of operations.

Q.     HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO CHANGE THE NAME OF THE COMPANY?

A.     The sole member of the Board of Directors, Delmar Janovec has approved the change in the name of the Company as in the best interest of AmeriResource and the best interest of the current shareholders of AmeriResource.

Q.     WHY HAS THE PROPOSAL BEEN MADE TO CONDUCT THE MINIMUM HOLDING ACQUISITION OF THE COMMON STOCK IN LOTS OF LESS THAN 120 SHARES OF COMMON STOCK FROM THE SHAREHOLDERS OF RECORD?

A.  Our Board of Directors believes that it is in the best interest of the Company and its shareholders to acquire these shares and reduce the administrative costs of the Company going forward and to provide these minimum holdings shareholders a method to liquidate their small holdings.

Q.     HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO CONDUCT THE MINIMUM HOLDINGS ACQUISTION?

A.     The sole member of the Board of Directors, Delmar Janovec has approved the action to conduct the minimum holdings acquisition as in the best interest of AmeriResource and the best interest of the current shareholders of AmeriResource.

Q.   WHO WILL BE ELIGIBLE FOR THE MINIMUM HOLDINGS ACQUISITON?

A.  Only shareholders of record of 120 shares of common stock or less as of February 27, 2009 will be eligible for the $1.00 payment as reflected on the official records of the transfer agent of the Company.  Beneficial owners of such minimum holdings will not receive the specified payment and no action will be taken with regard to such stockholders.  Officers, directors and affiliates of the Company will also not be eligible for the minimum holdings acquisition.  It is estimated that there are in excess of 1,280 shareholders of record holding less than 120 shares, the number of shareholders of record of the Company would be reduced by that number is the minimum holding acquisition is carried out.

Q.  WILL THE CHANGES TO THE ARTICLES OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?
A.  The proposed changes are intended to be tax free for federal income tax purposes.

Q.  WHAT VOTE OF THE SHAREHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?
A.  To approve the proposals, the affirmative vote of a majority of the potential votes cast as stock holders is required.  Consents in favor of the proposal have already been received from shareholders holding a majority of the voting securities of AmeriResource.

Q.  WHO IS PAYING FOR THIS INFORMATION STATEMENT?
A.  The Company will pay for the delivery of this information statement.

Q.  WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?
A: Delmar Janovec, President of AmeriResource,, 3440 East Russell Road, Suite 217, Las Vegas, Nevada 89120 (702) 214-4249 or if by email, delmar@ameriresourcetechnologies.com.

VOTE REQUIRED FOR APPROVAL

The vote required to approve the proposal is the affirmative vote of the holders of a majority of AmeriResource voting stock.  Each holder of Common Stock is entitled to one (1) vote for each share held.  The record date for purposes of determining the number of outstanding shares of voting Stock of AmeriResource and for determining Stockholders entitled to vote is the close of business on February 27, 2009 (the “Record Date”).  As of the Record Date, AmeriResource has outstanding 4,793,274,337shares of Common Stock and 1,558,287 shares of preferred stock.

Section 228 of the Delaware General Corporate Law (“Delaware Law”) provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.

Pursuant to Section 228 of the Delaware Law, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend the Articles of Incorporation and to approve the name change.  In order to eliminate the costs, delay and management time involved in having a special meeting of Stockholders and obtaining proxies and in order to effect the proposed name change as early as possible, the Board of Directors of AmeriResource voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of AmeriResource as of the Record Date.

Pursuant to Section 228(e) of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting of the Stockholders of record who have not consented in writing to such action.  This Information Statement is tended to provide such notice.  No dissenters’ or appraisal rights under the Delaware Law are afforded to the Company’s Stockholders as a result of the approval of the proposed increase in authorized shares.

DISSENTER'S RIGHTS OF APPRAISAL

The Delaware General Corporation Law does not provide for dissenter's rights in connection with the proposed minimum holding stock purchase.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Company’s stock is Interwest Transfer Company, Inc., P.O. Box 17136, Salt Lake City, Utah 84117, telephone number of (801) 272-9294.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on February 27, 2008 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, AmeriResource had issued and outstanding 4,793,274,337 shares of $0.0001 par value common stock and 1,558,287 shares of preferred stock. Shareholders and corporations holding a controlling interest equaling more than fifty percent (50%) of the voting rights of AmeriResource, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt the amendment of AmeriResource Articles of Incorporation.  This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of February 27, 2009, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of February 27, 2009, there were 4,793,274,337 shares of common stock issued and outstanding.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT & NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Preferred Series C Shares ($0.001 par value)	Delmar Janovec 3440 E. Russell Road, Suite 217 Las Vegas, Nevada 89120	1,000,000(1)	100%

Common Stock ($0.0001 par value)	Delmar Janovec 3440 E. Russell Road, Suite 217 Las Vegas, Nevada 89120	2,750,000,040	0.057%

Common Stock ($0.0001 par value)	Delmar Janovec 3440 E. Russell Rd., Suite 217 Las Vegas, Nevada 89120 Upon conversion of Preferred Series C	40,000,000,000	89%

Common Stock ($0.0001) par Value	Directors and Executive Officers as a Group	42,750,000,040	95%
___________________

(1)  Preferred Series C has voting rights of 40,000 to 1 of the common stock, these shares give Mr. Janovec 40,000,000,000 votes in any shareholder vote and his personal vote of these shares may not always be exercised in the best interest of the balance of the common stock shareholders.

On February 22, 2002, the Company filed a "Certificate of Designation" with the Secretary of State with the State of Delaware to designate 1,000,000 shares of its Preferred Stock as "Series C Preferred Stock."  Each share of the Series C Stock shall be convertible into common stock of the Company based on the stated value of $2.00 divided by 50% of the average closing price of the Common Stock on five business days preceding the date of conversion. Each share of the outstanding Series C Preferred shall be redeemable by the Corporation at any time at the redemption price. The redemption price shall equal $2.00 per share with interest of 8% per annum.

The holders of the Series C shall be entitled to receive $2.00 per share before the holders of common stock or any junior securities receive any amount as a result of liquidation.

On February 26, 2009, AmeriResource Technologies, Inc., a Delaware corporation (the “Company”) received stockholder consent from the holders of more than 50% of the shares entitled to a vote in a vote of shareholders, written consent for the approval of authorizing the Company to effect a name change and the proposed minimum holding acquisition.  On February 26, 2009, the Company’s Board of Directors approved the name change as set forth herein and the proposed minimum holdings acquisition.

On March 6, 2009, the Company filed a “Certificate of Designation” with the Secretary of State of Delaware to designate 2,250,000 shares of its Preferred Stock as “Series F Preferred Stock.”  Each share of the Series F Stock shall be convertible into common stock of the Company based on the stated value of $5.00 based upon the market value of the common stock on the date of conversion.  Each share of outstanding Series F Preferred is redeemable by the Company, upon thirty days notice, at the redemption price of $5.00 per share.  No shares of the Series F Preferred Stock have been issued as of March 10, 2009.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed purchase of small shareholders interest in shares of Ameriresource common stock which is not shared by all other stockholders.

ADDITIONAL INFORMATION

Additional information concerning AmeriResource Technologies, Inc. including its Form 10-KSB annual report for the year ended December 31, 2007 and a quarterly report on Form 10-Q for the quarter ended March 31, 2008, Form 10-Q for the quarter ended June 30, 2008, Form 10-Q for the quarter ended September 30, 2008 and any reports on Form 8-K or other forms which have been filed with the Securities and Exchange Commission are incorporated herein by reference.  All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

Dated: April 7, 2009

By Order of the Board of Directors

/s/ Delmar Janovec
Delmar Janovec, President

EXHIBIT A

UNANIMOUS WRITTEN CONSENT TO ACTION WITHOUT A
MEETING OF THE BOARD OF DIRECTORS
OF
AMERIRESOURCE TECHNOLOGIES, INC.

The undersigned, constituting all members of the Board of Directors (“The Board”) of AMERIRESOURCE TECHNOLOGIES, INC., a Delaware Corporation, (“the Corporation”), acting pursuant to the By-laws of the Corporation, and the laws of the State of Delaware, hereby adopt and approve the recitals and resolutions set forth below by this written resolution, which shall have the same force and effect as if adopted and approved at a duly held meeting, this 27th Day of February, 2009.

WHEREAS, the Board believes it to be in the best interest of the Corporation to take action to reduce the number of shareholders of record of the Corporation, at the current time there are  1,280 shareholders of records holding a single share of common stock, the burden and cost of notice to shareholders and the current minimal market value of those single shares would not be damaged by acquiring all shares held by shareholders of record (excluding any officers or directors of the Corporation) of less than 120 shares each in exchange for the cash payment of $1.00, at which time any such chares would be cancelled and returned to the treasury of unissued shares of the Corporation; and

WHEREAS, the Board is informed and has been provided with the approval of shareholders holding in excess of 50% of the rights to vote on any issue presented to shareholders for approval for taking such action with regard to shareholders holding less than 120 shares; and

WHEREAS, the Board hereby fixes the close of business on February 27, 2008, as the record date for the determination of the common shareholders entitled to vote by notice of action by written consent and to participate in the buyout approved herein; and

WHEREAS, the Board has duly adopted the foregoing amendment and restatement of the Certificate of Incorporation by this resolution and in accordance with provisions of Section 242 and 228 of the General Corporation Law of Delaware; and

WHEREAS, the Board has duly adopted the foregoing amendment and restatement of the Certificate of Incorporation by this written consent of the holders of a majority of the outstanding Common Stock in accordance with the provisions of Section 228 (e) of the General Corporation Law of Delaware; and

THEREFORE BE IT RESOLVED, that the Board hereby authorizes, approves and ratifies the management of the Corporation in taking all action necessary to provide a $1.00 payment to all shareholders of record holding 120 shares or less of the common stock of the Corporation and that following the issuance of that payment that all such shares shall be cancelled, returned to the treasury of the Corporation and the listing of such persons as shareholders of record shall be terminated and their names removed from the current listing of shareholders of record; and

           FURTHER RESOLVED, that the Corporation’s officers are authorized, empowered, and directed, in the name of and on behalf of the Corporation, or otherwise, to execute and deliver all such documents, instruments, and certificates to make all such payments to perform all such acts and things and execute and deliver all such other documents as maybe necessary from time to time in order to carry out the purpose and intent of this resolution, that all of the acts and doings of such officers  are consistent with the purpose of this resolution are hereby authorized, approved, ratified, and confirmed in all respects.

/s/ Delmar Janovec
Delmar Janovec-Director

EXHIBIT B

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF
AMERIRRESOURCE TECHNOLOGIES, INC.

AmeriResource Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth amendments to the Corporation’s Certificate of Incorporation (as previously amended), and declaring said amendments to be advisable.

SECOND: That the stockholders of the corporation have duly approved said amendments by the required vote of such stockholders in accordance with the requirements of Sections 222 and 228 (e) of the General Corporation Law of the State of Delaware, by the affirmative vote of a majority of the shares of the outstanding Common Stock entitled to vote thereon in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That, the Certificate of Incorporation of the Corporation shall be hereby amended, without the need of any additional action as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “FIRST”, so that, as amended, said Article shall be and read as follows:

“The name of the corporation shall be ATTO Solutions, Inc.

By:	/s/ Delmar Janovec
Name:	Delmar Janovec
Title:	President & Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.